Exhibit 2.1

State of Delaware Secretary of State Division of Corporations Delivered 12:44 PM 04/06/2023 FILED 12:44 PM 04/06/2023 SR 20231329250 - FileNumber 7394141	STATE OF DELAWARE CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

GB8 RESIDENTIAL LLC

This Certificate of Formation of GB8 Residential LLC (the "Company"), is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act.

FIRST:	The name of the limited liability company is: GB8 Residential LLC.

SECOND:	The address of the Company's registered office in the State of Delaware is: 838 Walker Road, Suite 21-2, Dover, DE 19904.

THIRD:	The name and address of the registered agent for service of process of the Company in the State of Delaware is Registered Agent Solutions, Inc.

FOURTH:	This Certificate of Formation shall be effective on the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation dated as of this 6th day of April 2023.

/s/ Michael Gough
Michael Gough
Authorized Person